SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CNH Industrial N.V.

(Exact Name of Registrant as Specified in Its Charter)

The Netherlands	98-1125413
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

25 St. James’s Street London United Kingdom	SW1A 1HA
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
3.850% Notes due 2027	New York Stock Exchange LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-206891

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

CNH Industrial N.V. (the “Company”) hereby incorporates by reference the description of its securities to be registered hereunder contained in its Prospectus dated September 11, 2015 under “Description of Debt Securities” and in its Prospectus Supplement dated November 9, 2017 under “Description of the Notes,” filed with the Securities and Exchange Commission (the “Commission”) on November 13, 2017 under Rule 424(b)(2) under the Securities Act of 1933, as amended (the “Act”), pursuant to a Registration Statement on Form F-3 (File No. 333-206891) previously filed with the Commission under the Act.

Item 2.	Exhibits.

4.1	Indenture, dated as of August 18, 2016, by and between the Company and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Company’s Form 6-K furnished on August 18, 2016).

4.2	Officers’ Certificate, dated November 14, 2017 (incorporated by reference to Exhibit 4.2 to the Company’s Form 6-K furnished on November 14, 2017).

4.3	Form of 3.850% Note due 2027 (included in Exhibit 4.2).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CNH Industrial N.V.

Date: November 20, 2017	By:	/s/ Michael P. Going
Name: Michael P. Going
Title: Corporate Secretary